Pricing supplement To prospectus dated April 8, 2020, prospectus supplement dated April 8, 2020 and product supplement no. 4-II dated November 4, 2020	Registration Statement Nos. 333-236659 and 333-236659-01 Dated June 23, 2021 Rule 424(b)(2)
JPMorgan Chase Financial Company LLC

Structured Investments	$3,000,000 Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation due June 27, 2023 Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

General

•	The notes are designed for investors who seek exposure to the performance of the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation, a basket of 49 Reference Stocks of U.S.-listed companies with potential exposure to inflation in the United States, as reduced by the Basket Adjustment Factor. Investors should be willing to forgo interest and dividend payments and, if the Basket declines from the Basket Strike Level or if the Ending Basket Level does not exceed the Basket Strike Level by at least approximately 0.1001%, be willing to lose some or all of their principal amount at maturity.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof

Key Terms

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	The Basket consists of 49 common stocks / ordinary shares / common shares (each, a “Reference Stock” and collectively, the “Reference Stocks”). The issuers of the Reference Stocks and the Bloomberg ticker symbol, the relevant exchange on which it is listed, the Stock Weight and the Initial Stock Price of each Reference Stock are set forth under “The Basket” on page PS-2 of this pricing supplement.
Payment at Maturity:

Payment at maturity will reflect the performance of the Basket, subject to the Basket Adjustment Factor. Accordingly, at maturity, you will receive an amount per $1,000 principal amount note calculated as follows:

$1,000 × (1 + Basket Return) × Basket Adjustment Factor

Because the Basket Adjustment Factor is 99.90%, you will lose some or all of your principal amount at maturity if the Basket Return is less than a positive return of approximately 0.1001%. For more information on how the Basket Adjustment Factor can impact your payment at maturity, please see “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” in this pricing supplement.

Basket Return:	(Ending Basket Level – Basket Strike Level) Basket Strike Level
Basket Adjustment Factor:	99.90%
Basket Strike Level:	The closing level of the Basket on the Strike Date, which was 50
Ending Basket Level:	The arithmetic average of the closing levels of the Basket on the Ending Averaging Dates
Closing Level of the Basket:

On the Base Date, the closing level of the Basket was set equal to 50. On any subsequent date, the closing level of the Basket will be calculated as follows:

50 × [1 + sum of (Stock Return of each Reference Stock × Stock Weight of that Reference Stock)]

A level of the Basket may be published on the Bloomberg Professional® service (“Bloomberg”) under the Bloomberg ticker JPPBKBF6. Any levels so published are for informational purposes only and are not binding in any way with respect to the notes. Although that level may appear under that Bloomberg ticker during the term of the notes, any such level may not be the same as the closing level of the Basket determined by the calculation agent for any Ending Averaging Date. You will not have any rights or claims, whether legal or otherwise, relating to any information regarding that level (whether displayed on Bloomberg or elsewhere) with respect to the notes.

Stock Return:	With respect to each Reference Stock, on any relevant date: (Final Stock Price – Initial Stock Price) Initial Stock Price
Stock Weight:	With respect to each Reference Stock, the weight of that Reference Stock in the Basket as of the Base Date, as specified under “The Basket.” The effective weight of each Reference Stock in the Basket over the term of the notes will fluctuate.
Initial Stock Price:	With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Base Date, as specified in “The Basket” on page PS-2 of this pricing supplement
Final Stock Price:	With respect to each Reference Stock, on any relevant date, the closing price of one share of that Reference Stock on that date
Stock Adjustment Factor:	With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and was set equal to 1.0 on the Base Date. The Stock Adjustment Factor of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The Underlyings — Reference Stocks — Anti-Dilution Adjustments” and “The Underlyings — Reference Stocks — Reorganization Events” in the accompanying product supplement for further information.
Base Date:	June 22, 2021
Strike Date:	June 22, 2021
Pricing Date:	June 23, 2021
Original Issue Date:	On or about June 28, 2021 (Settlement Date)
Ending Averaging Dates*:	June 16, 2023, June 19, 2023, June 20, 2023, June 21, 2023 and June 22, 2023
Maturity Date*:	June 27, 2023
CUSIP:	48129KBF6
*	Subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,000	$7.50	$992.50
Total	$3,000,000	$22,500	$2,977,500
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2)	J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $7.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The estimated value of the notes, when the terms of the notes were set, was $986.20 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes, of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 4-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021467/crt_dp139322-424b2.pdf

•	Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

JPMorgan Structured Investments —	PS-1
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

The Basket

The following table sets forth, for each Reference Stock, its Bloomberg ticker symbol, its issuer, the relevant exchange on which it is listed, its Stock Weight, its Initial Stock Price, its closing price on the Pricing Date and its effective weight in the Basket on the Pricing Date.

Ticker Symbol	Reference Stock Issuer	Relevant Exchange	Stock Weight*	Initial Stock Price**	Closing Price on Pricing Date	Effective Weight on Pricing Date*
MRO	Marathon Oil Corporation	New York Stock Exchange (NYSE)	4.344401%	$13.47	$13.56	4.365580%
HES	Hess Corporation	NYSE	3.850343%	$88.62	$88.29	3.829122%
COF	Capital One Financial Corporation	NYSE	3.724797%	$154.89	$156.37	3.753640%
MGM	MGM Resorts International	NYSE	3.338597%	$42.30	$43.12	3.397210%
PXD	Pioneer Natural Resources Company	NYSE	3.196802%	$162.22	$164.25	3.230998%
GS	The Goldman Sachs Group, Inc.	NYSE	3.178004%	$357.53	$361.05	3.203534%
TROW	T. Rowe Price Group, Inc.	The NASDAQ Stock Market (NASDAQ)	3.149243%	$196.01	$196.54	3.152092%
X	United States Steel Corporation	NYSE	3.084308%	$23.11	$23.49	3.129398%
MET	MetLife, Inc.	NYSE	3.080804%	$59.27	$59.25	3.074238%
URI	United Rentals, Inc.	NYSE	3.058743%	$303.75	$308.12	3.097181%
PFG	Principal Financial Group, Inc.	NASDAQ	3.040183%	$61.74	$62.25	3.059796%
BC	Brunswick Corporation	NYSE	2.883304%	$96.79	$96.32	2.864154%
ETN	Eaton Corporation plc	NYSE	2.870298%	$142.83	$144.41	2.896842%
BK	The Bank of New York Mellon Corporation	NYSE	2.836567%	$49.44	$49.37	2.827468%
EMN	Eastman Chemical Company	NYSE	2.826268%	$117.90	$117.06	2.801096%
OSK	Oshkosh Corporation	NYSE	2.802559%	$120.80	$121.70	2.818373%
UNM	Unum Group	NYSE	2.787806%	$27.86	$27.86	2.782804%
MTB	M&T Bank Corporation	NYSE	2.767267%	$147.13	$146.62	2.752726%
CE	Celanese Corporation	NYSE	2.733344%	$148.58	$148.75	2.731561%
AME	AMETEK, Inc.	NYSE	2.701513%	$133.62	$133.28	2.689804%
LYB	LyondellBasell Industries N.V.	NYSE	2.680959%	$102.97	$103.34	2.685764%
NOV	NOV Inc.	NYSE	2.674283%	$16.26	$15.06	2.472474%
WEX	WEX Inc.	NYSE	2.387813%	$197.85	$197.97	2.384974%
MAN	ManpowerGroup Inc.	NYSE	2.232473%	$117.50	$118.07	2.239277%
AMG	Affiliated Managers Group, Inc.	NYSE	2.171930%	$152.08	$152.56	2.174876%
FTI	TechnipFMC plc	NYSE	2.015030%	$9.17	$9.23	2.024575%
KBR	KBR, Inc.	NYSE	1.876014%	$37.43	$37.31	1.866644%
JEF	Jefferies Financial Group Inc.	NYSE	1.780432%	$29.99	$30.70	1.819312%
AEL	American Equity Investment Life Holding Company	NYSE	1.722624%	$32.29	$31.95	1.701427%
FLS	Flowserve Corporation	NYSE	1.570868%	$40.85	$40.60	1.558453%
TKR	The Timken Company	NYSE	1.530830%	$80.35	$79.71	1.515912%
NBR	Nabors Industries Ltd.	NYSE	1.399727%	$117.60	$118.44	1.407195%
ATI	Allegheny Technologies Incorporated	NYSE	1.376953%	$21.60	$21.33	1.357301%
WWD	Woodward, Inc.	NASDAQ	1.373580%	$122.43	$121.25	1.357900%
PB	Prosperity Bancshares, Inc.®	NYSE	1.124847%	$71.98	$71.40	1.113781%
UMPQ	Umpqua Holdings Corporation	NASDAQ	1.050216%	$18.38	$18.44	1.051754%
DAN	Dana Incorporated	NYSE	1.023753%	$23.56	$23.74	1.029723%
TRN	Trinity Industries, Inc.	NYSE	0.878739%	$26.80	$26.80	0.877162%
PTEN	Patterson-UTI Energy, Inc.	NASDAQ	0.861502%	$10.35	$10.65	0.884882%
ENS	EnerSys	NYSE	0.861199%	$95.17	$95.75	0.864893%
CNO	CNO Financial Group, Inc.	NYSE	0.849001%	$23.30	$23.36	0.849660%
AXL	American Axle & Manufacturing Holdings, Inc.	NYSE	0.740187%	$10.79	$11.03	0.755293%
VSH	Vishay Intertechnology, Inc.	NYSE	0.679861%	$21.35	$21.34	0.678323%
CBT	Cabot Corporation	NYSE	0.670056%	$57.13	$57.27	0.670493%
WOR	Worthington Industries, Inc.	NYSE	0.632490%	$58.11	$58.26	0.632985%
COLB	Columbia Banking System, Inc.	NASDAQ	0.491308%	$39.72	$39.30	0.485241%
JPMorgan Structured Investments —	PS-2
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

BXS	BancorpSouth Bank	NYSE	0.435975%	$28.86	$28.55	0.430518%
CENX	Century Aluminum Company	NASDAQ	0.382999%	$12.21	$12.31	0.385443%
OIS	Oil States International, Inc.	NYSE	0.269200%	$8.36	$8.28	0.266146%

* The Stock Weight of each Reference Stock reflects its weight in the Basket as of the Base Date. The effective weight of each Reference Stock in the Basket will fluctuate over the term of the notes. The effective weights may not sum to 100% due to rounding.

** The Initial Stock Price of each Reference Stock is the closing price of one share of that Reference Stock on the Base Date.

JPMorgan Structured Investments —	PS-3
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical total return or payment at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. Each hypothetical total return or payment at maturity set forth below assumes a Basket Strike Level of 100 and reflects the Basket Adjustment Factor of 99.90%. The hypothetical Basket Strike Level of 100 has been chosen for illustrative purposes only and does not represent the actual Basket Strike Level. The actual Basket Strike Level is the closing level of the Basket on the Strike Date and is specified under “Key Terms — Basket Strike Level” in this pricing supplement. For historical data regarding the actual closing levels of the Basket, please see the historical information set forth under “The Basket and the Reference Stocks” in this pricing supplement. Each hypothetical total return or payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Ending Basket Level	Basket Return	Total Return
180.0000	80.0000%	79.820%
165.0000	65.0000%	64.835%
150.0000	50.0000%	49.850%
140.0000	40.0000%	39.860%
130.0000	30.0000%	29.870%
120.0000	20.0000%	19.880%
110.0000	10.0000%	9.890%
105.0000	5.0000%	4.895%
101.0000	1.0000%	0.899%
100.1001	0.1001%	0.000%
100.0100	0.0100%	-0.090%
100.0000	0.0000%	-0.100%
99.9900	-0.0100%	-0.110%
90.0000	-10.0000%	-10.090%
80.0000	-20.0000%	-20.080%
70.0000	-30.0000%	-30.070%
60.0000	-40.0000%	-40.060%
50.0000	-50.0000%	-50.050%
40.0000	-60.0000%	-60.040%
30.0000	-70.0000%	-70.030%
20.0000	-80.0000%	-80.020%
10.0000	-90.0000%	-90.010%
0.0000	-100.0000%	-100.000%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity in different hypothetical scenarios is calculated.

Example 1: The level of the Basket increases from the Basket Strike Level of 100 to an Ending Basket Level of 105. Because the Ending Basket Level of 105 is greater than the Basket Strike Level of 100 and the Basket Return is 5%, the investor receives a payment at maturity of $1,048.95 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + 5%) × 99.90% = $1,048.95

Example 2: The level of the Basket increases from the Basket Strike Level of 100 to an Ending Basket Level of 100.01. Although the Ending Basket Level of 100.01 is greater than the Basket Strike Level of 100 and the Basket Return is 0.01%, because of the negative effect of the Basket Adjustment Factor, the investor receives a payment at maturity of $999.10 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + 0.01%) × 99.90% = $999.10

Example 3: The level of the Basket decreases from the Basket Strike Level of 100 to an Ending Basket Level of 80. Because the Ending Basket Level of 80 is less than the Basket Strike Level of 100 and the Basket Return is -20%, the investor receives a payment at maturity of $799.20 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + -20%) × 99.90% = $799.20

JPMorgan Structured Investments —	PS-4
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	PS-5
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Selected Purchase Considerations

•	UNCAPPED INVESTMENT EXPOSURE TO THE PERFORMANCE OF THE BASKET — The notes provide uncapped exposure to the performance of the Basket, as reduced by the Basket Adjustment Factor. Because the notes are our unsecured and unsubordinated obligations, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co., payment of any amount on the notes is subject to our ability to pay our obligations as they become due and JPMorgan Chase & Co.’s ability to pay its obligations as they become due.
•	RETURN LINKED TO THE J.P. MORGAN BASKET OF REFERENCE STOCKS WITH POTENTIAL EXPOSURE TO INFLATION — The return on the notes is linked to the performance of the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation, a basket of 49 Reference Stocks of U.S.-listed companies with potential exposure to inflation in the United States. See “The Basket” in this pricing supplement for more information about the composition of the Basket and “The Basket and the Reference Stocks” in this pricing supplement for more information about the Reference Stocks.
•	TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Regulations under Code Section 871(m) impose a 30% withholding tax (or a lower rate under an applicable treaty) on certain “dividend equivalents” paid or deemed paid to non-U.S. Holders with respect to derivatives linked to U.S. stocks, even in cases where the derivatives do not provide for payments explicitly linked to dividends. Accordingly, the applicable Treasury regulations can deem non-U.S. investors to be receiving dividend equivalents in respect of those underlying U.S. stocks even if no payments on the notes are directly traceable to any such dividends. Each such linked U.S. stock and U.S. stock owned by an applicable partnership is an “Underlying Security.”

Section 871(m) generally applies to notes that substantially replicate the economic performance of one or more Underlying Securities, as determined upon issuance, based on tests set forth in the applicable Treasury regulations (a “Specified Security”). We intend to treat the notes as Specified Securities and therefore as being subject to Section 871(m).

We have estimated the aggregate quarterly implicit dividend equivalent amounts relating to all Underlying Securities with respect to a note as 0.90%. We will treat these amounts as paid quarterly on June 30, 2021, on September 30, 2021, on December 31, 2021, on March 31, 2022, on June 30, 2022, on September 30, 2022, on December 31, 2022 and on March 31, 2023, respectively. If you are a non-U.S. Holder, you should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of the estimated implicit dividend equivalent amounts from your payment at maturity, if not sooner, based on the payment schedule listed above. Furthermore, if you sell or otherwise dispose of the notes prior to maturity, you should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of any estimated implicit dividend equivalent amounts that have accrued on the notes and that have not already been withheld on. We will not provide any further information concerning the actual dividend equivalent amounts, which may differ from our estimated implicit dividend equivalent amounts. You should consult your tax adviser regarding the application of these rules.

Our determinations (including with respect to the dividend equivalent amounts) are generally binding on you, but are not binding on the IRS, and the IRS may disagree with our determinations. Section 871(m) is complex and its application may depend on your particular circumstances. You should consult your tax adviser regarding the application of Section 871(m) to the notes.

Based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that withholding under Sections 897 and 1445 of the Code and the regulations thereunder should not be imposed on proceeds paid to non-U.S. investors with respect to the notes, although it is possible that we may decide (or that the IRS could argue) that we are required to withhold.

We will not pay any additional amounts with respect to any withholding tax.

JPMorgan Structured Investments —	PS-6
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket or any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

Risks Relating to the Notes Generally

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of your principal. The amount payable at maturity, if any, will reflect the performance of the Reference Stocks, subject to a reduction by the Basket Adjustment Factor. Because the Basket Adjustment Factor reduces the Basket Return, if the Ending Basket Level does not exceed the Basket Strike Level by at least approximately 0.1001%, you will lose some or all of your principal amount at maturity.
•	THE BASKET ADJUSTMENT FACTOR WILL DIMINISH ANY INCREASE IN THE VALUE OF THE BASKET AND MAGNIFY ANY DECLINE IN THE VALUE OF THE BASKET — If the Basket Return is negative or is less than a positive return of approximately 0.1001%, at maturity, you will lose some or all of your principal amount. In addition, the Basket Adjustment Factor will diminish any increase in the value of the Basket and magnify any decline in the value of the Basket. For each 1% that the Ending Basket Level is greater than the Basket Strike Level, the return on your principal amount will increase by less than 1%. In addition, for each 1% that the Ending Basket Level is less than the Basket Strike Level, you will lose more than 1% of your principal amount, provided that the payment at maturity will not be less than zero.
•	CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. — The notes are subject to our and JPMorgan Chase & Co.’s credit risks, and our and JPMorgan Chase & Co.’s credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
•	AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the notes. If these affiliates do not make payments to us and we fail to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE STOCKS — The notes are linked to a Basket consisting of 49 Reference Stocks. Price movements of the Reference Stocks may or may not be correlated with each other. At a time when the value of one or more of the Reference Stocks increases, the value of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Reference Stocks may be moderated, or more than offset, by the lesser increases or declines in the values of the other Reference Stocks. In addition, high correlation of movements in the values of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes. There can be no assurance that the Ending Basket Level will be higher than the Basket Strike Level.
•	NO OWNERSHIP OR DIVIDEND RIGHTS IN THE REFERENCE STOCKS — As a holder of the notes, you will not have any ownership interest or rights in any of the Reference Stocks, such as voting rights or dividend payments. In addition, the issuers of the Reference Stocks will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the relevant Reference Stocks and the notes.
•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.
•	LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.
•	The U.S. federal income tax consequences of an investment in the notes are uncertain — You should evaluate an investment in the notes in light of your particular circumstances.

If you are a Non-U.S. Holder, we expect that implicit dividend equivalent amounts will be withheld upon at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty, unless that income is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States), in which case, in order to avoid withholding, you will likely be required to provide a properly completed IRS Form W-8ECI. Any “effectively connected income” from your notes, which includes any gain from the sale or settlement of your notes that is treated as effectively connected with your conduct of a United States trade or business, will be subject to U.S. federal income tax, and will

JPMorgan Structured Investments —	PS-7
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation require you to file U.S. federal income tax returns, in each case in the same manner as if you were a U.S. Holder.  If you are not a United States person, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances.

We will not pay any additional amounts with respect to any withholding tax.

Risks Relating to Conflicts of Interest

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set, which we refer to as the estimated value of the notes. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

•	THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES — The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES — The estimated value of the notes is determined by reference to internal pricing models of our affiliates when the terms of the notes are set. This estimated value of the notes is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE — The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD — We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).
JPMorgan Structured Investments —	PS-8
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

•	SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES — Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the notes.

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity. See “— Lack of Liquidity” below.

•	SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of each Reference Stock, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility in the prices of the Reference Stocks;
•	the time to maturity of the notes;
•	the dividend rates on the Reference Stocks;
•	interest and yield rates in the market generally;
•	the actual and expected positive or negative correlation among the Reference Stocks, or the expected absence of any such correlation;
•	the occurrence of certain events affecting the issuer of a Reference Stock that may or may not require an adjustment to the applicable Stock Adjustment Factor, including a merger or acquisition; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

Risks Relating to the Reference Stocks

•	NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We have not independently verified any of the information about the Reference Stock issuers contained in this pricing supplement. You should undertake your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
•	THE INVESTMENT STRATEGY REPRESENTED BY THE BASKET MAY NOT BE SUCCESSFUL — The Reference Stocks in the Basket represent the common stocks / ordinary shares / common shares of 49 U.S.-listed companies with potential exposure to inflation in the United States. You should undertake your own investigation into each Reference Stock and its issuer, and you should make your own determination as to the potential effect of rising inflation on each Reference Stock. There can be no assurance that inflation will rise in the United States during the term of the notes, or that any such rising inflation will positively impact the values of the Reference Stocks. It is possible that the investment strategy represented by the Basket will not be successful and that the levels of the Basket and the notes will be adversely affected. Moreover, there can be no assurance that the Reference Stocks will outperform any other U.S.-listed companies with potential exposure to inflation in the United States.
•	THE REFERENCE STOCKS ARE CONCENTRATED IN THE FINANCIALS, INDUSTRIALS AND ENERGY SECTORS — A substantial portion of the Reference Stocks has been issued by companies whose business is associated with the financials, industrials or energy sector. Because the value of the notes is determined by the performance of the Basket consisting of the Reference Stocks, an investment in these notes will be concentrated in these sectors. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers.
•	RISKS ASSOCIATED WITH NON-U.S. SECURITIES WITH RESPECT TO THE ORDINARY SHARES OF EATON CORPORATION PLC, THE ORDINARY SHARES OF LYONDELLBASELL INDUSTRIES N.V., THE ORDINARY SHARES OF TECHNIPFMC PLC AND THE COMMON SHARES OF NABORS INDUSTRIES LTD. — Each of the ordinary shares of Eaton Corporation plc, the ordinary shares of LyondellBasell Industries N.V., the ordinary shares of TechnipFMC plc and the common shares of Nabors Industries Ltd. have been issued by a non-U.S. company. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
JPMorgan Structured Investments —	PS-9
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

•	LIMITED TRADING HISTORY WITH RESPECT TO THE ORDINARY SHARES OF TECHNIPFMC PLC — On January 16, 2017, in connection with a business combination among FMC Technologies, Inc., Technip S.A. and TechnipFMC plc, Technip S.A. merged with and into TechnipFMC plc and a wholly owned indirect subsidiary of TechnipFMC plc merged with and into the FMC Technologies, Inc., with FMC Technologies, Inc. surviving as a wholly owned subsidiary of TechnipFMC plc. The ordinary shares of TechnipFMC plc commenced trading on the New York Stock Exchange on January 17, 2017 and therefore has limited historical performance. Accordingly, historical information for this Reference Stock is available only since the date listed above. Past performance should not be considered indicative of future performance.
•	IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE VALUE OF CASH, SECURITIES (INCLUDING SECURITIES OF OTHER ISSUERS) OR OTHER PROPERTY DISTRIBUTED TO HOLDERS OF A REFERENCE STOCK UPON THE OCCURRENCE OF A REORGANIZATION EVENT — Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a liquidation of a Reference Stock issuer or other reorganization events affect a Reference Stock issuer as described in the accompanying product supplement, a portion of any payment on the notes may be based on the common stock (or other security) of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in the relevant corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. The specific corporate events that can lead to these adjustments and the procedures for selecting the Exchange Property (as defined in the accompanying product supplement) are described in the accompanying product supplement.
•	THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to the Stock Adjustment Factor for each Reference Stock for certain corporate events affecting that Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect each Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
JPMorgan Structured Investments —	PS-10
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

The Basket and the Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Except as specified below, companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer (other than BancorpSouth Bank) pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. BancorpSouth Bank is required to periodically file certain financial and other information specified by Federal Deposit Insurance Corporation (the “FDIC”). Information provided to or filed with the FDIC by BancorpSouth Bank pursuant to the Exchange Act can be located by reference to the FDIC certificate number provided in the table below, and can be accessed through efr.fdic.gov/fcxweb/efr/index.html. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information Regarding the Basket and the Reference Stocks

The following graphs show the historical weekly performance of the Basket as a whole from January 8, 2016 through June 18, 2021, as well as the Reference Stocks (other than the ordinary shares of TechnipFMC plc) from January 8, 2016 through June 18, 2021, the historical performance of the common stock of FMC Technologies, Inc., par value $0.01 per share, based on the weekly historical closing prices of one share of the common stock of FMC Technologies, Inc. from January 8, 2016 through January 13, 2017 and the ordinary shares of TechnipFMC plc based on the weekly historical closing prices of one ordinary share from January 20, 2017 through June 18, 2021. The ordinary shares of TechnipFMC plc commenced trading on the New York Stock Exchange on January 17, 2017 and therefore has limited historical performance. The graph of the historical Basket performance reflects that the closing level of the Basket on the Base Date was 50 and the Stock Weights were as specified under “The Basket” in this pricing supplement.

We obtained the various closing prices below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since the commencement of trading of each Reference Stock, the price of that Reference Stock has experienced significant fluctuations. The historical performance of each Reference Stock and the historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of each Reference Stock or the levels of the Basket on any Ending Averaging Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.

Historical Information Regarding the Basket

The following graph sets forth the historical performance of the Basket based on the weekly closing level of the Basket from January 8, 2016 through June 18, 2021. The closing level of the Basket on June 23, 2021 was 50.08988. The following graph reflects that the closing level of the Basket on the Base Date was 50 and the Stock Weights were as specified under “The Basket” in this pricing supplement.

Historical Performance of the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation
Basket Level (Reflecting a Basket Closing Level of 50 on the Base Date)
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg & JPMorgan

JPMorgan Structured Investments —	PS-11
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Marathon Oil Corporation (“Marathon Oil”)

According to its publicly available filings with the SEC, Marathon Oil is an exploration and production company that explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas as well as produces and markets products manufactured from natural gas, such as liquefied natural gas and methanol. The common stock of Marathon Oil, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Marathon Oil in the accompanying product supplement. Marathon Oil’s SEC file number is 001-01513.

Historical Information Regarding the Common Stock of Marathon Oil

The following graph sets forth the historical performance of the common stock of Marathon Oil based on the weekly historical closing prices of one share of the common stock of Marathon Oil from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Marathon Oil on June 23, 2021 was $13.56.

Historical Performance of Marathon Oil Corporation
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

Hess Corporation (“Hess”)

According to its publicly available filings with the SEC, Hess is an exploration and production company engaged in exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids and natural gas. The common stock of Hess, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Hess in the accompanying product supplement. Hess’ SEC file number is 001-01204.

Historical Information Regarding the Common Stock of Hess

The following graph sets forth the historical performance of the common stock of Hess based on the weekly historical closing prices of one share of the common stock of Hess from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Hess on June 23, 2021 was $88.29.

Historical Performance of Hess Corporation
Price ($)
100
90
80
70
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-12
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Capital One Corporation (“Capital One”)

According to its publicly available filings with the SEC, Capital One is a financial services holding company with banking and non-banking subsidiaries that offer an array of financial products and services to consumers, small businesses and commercial clients. The common stock of Capital One, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Capital One in the accompanying product supplement. Capital One’s SEC file number is 001-13300.

Historical Information Regarding the Common Stock of COF

The following graph sets forth the historical performance of the common stock of Capital One based on the weekly historical closing prices of one share of the common stock of Capital One from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Capital One on June 23, 2021 was $156.37.

Historical Performance of Capital One Financial Corporation
Price ($)
180
160
140
120
100
80
60
40
20
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

MGM Resorts International (“MGM Resorts”)

According to its publicly available filings with the SEC, MGM Resorts owns and operates integrated casino, hotel and entertainment resorts. The common stock of MGM Resorts, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of MGM Resorts in the accompanying product supplement. MGM Resorts’ SEC file number is 001-10362.

Historical Information Regarding the Common Stock of MGM Resorts

The following graph sets forth the historical performance of the common stock of MGM Resorts based on the weekly historical closing prices of one share of the common stock of MGM Resorts from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of MGM Resorts on June 23, 2021 was $43.12.

Historical Performance of MGM Resorts International
50
45
40
35
30
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-13
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Pioneer Natural Resources Company (“Pioneer”)

According to its publicly available filings with the SEC, Pioneer is an independent oil and gas exploration and production company that explores for, develops and produces oil, natural gas liquids and gas within the United States. The common stock of Pioneer, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Pioneer in the accompanying product supplement. Pioneer’s SEC file number is 001-13245.

Historical Information Regarding the Common Stock of Pioneer

The following graph sets forth the historical performance of the common stock of Pioneer based on the weekly historical closing prices of one share of the common stock of Pioneer from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Pioneer on June 23, 2021 was $164.25.

Historical Performance of Pioneer Natural Resources Company
250
200
150
100
50
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

The Goldman Sachs Group, Inc. (“Goldman Sachs”)

According to its publicly available filings with the SEC, Goldman Sachs is a financial institution that delivers a range of financial services across investment banking, securities, investment management and consumer banking to a client base that includes corporations, financial institutions, governments and individuals. The common stock of Goldman Sachs, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Goldman Sachs in the accompanying product supplement. Goldman Sachs’ SEC file number is 001-14965.

Historical Information Regarding the Common Stock of Goldman Sachs

The following graph sets forth the historical performance of the common stock of Goldman Sachs based on the weekly historical closing prices of one share of the common stock of Goldman Sachs from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Goldman Sachs on June 23, 2021 was $361.05.

Historical Performance of The Goldman Sachs Group, Inc.
Price ($)
450
400
350
300
250
200
150
100
50
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-14
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

T. Rowe Price Group, Inc. (“T. Rowe Price”)

According to its publicly available filings with the SEC, T. Rowe Price is a financial services holding company that provides global investment management services through its subsidiaries to investors worldwide. The common stock of T. Rowe Price, par value $0.20 per share, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of T. Rowe Price in the accompanying product supplement. T. Rowe Price’s SEC file number is 000-32191.

Historical Information Regarding the Common Stock of T. Rowe Price

The following graph sets forth the historical performance of the common stock of T. Rowe Price based on the weekly historical closing prices of one share of the common stock of T. Rowe Price from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of T. Rowe Price on June 23, 2021 was $196.54.

Historical Performance of T. Rowe Price Group, Inc.
250
200
150
100
50
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

United States Steel Corporation (“United States Steel”)

According to its publicly available filings with the SEC, United States Steel is a steelmaker, using both integrated and mini mill steelmaking models. The common stock of United States Steel, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of United States Steel in the accompanying product supplement. United States Steel’s SEC file number is 001-16811.

Historical Information Regarding the Common Stock of United States Steel

The following graph sets forth the historical performance of the common stock of United States Steel based on the weekly historical closing prices of one share of the common stock of United States Steel from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of United States Steel on June 23, 2021 was $23.49.

Historical Performance of United States Steel Corporation
50
45
40
35
30
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-15
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

MetLife, Inc. (“MetLife”)

According to its publicly available filings with the SEC, MetLife is a financial services company, providing insurance, annuities, employee benefits and asset management. The common stock of MetLife, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of MetLife in the accompanying product supplement. MetLife’s SEC file number is 001-15787.

Historical Information Regarding the Common Stock of MetLife

The following graph sets forth the historical performance of the common stock of MetLife based on the weekly historical closing prices of one share of the common stock of MetLife from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of MetLife on June 23, 2021 was $59.25.

Historical Performance of MetLife, Inc.
Price ($)
80
70
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

United Rentals, Inc. (“United Rentals”)

According to its publicly available filings with the SEC, United Rentals is an equipment rental company. The common stock of United Rentals, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of United Rentals in the accompanying product supplement. United Rentals’ SEC file number is 001-14387.

Historical Information Regarding the Common Stock of United Rentals

The following graph sets forth the historical performance of the common stock of United Rentals based on the weekly historical closing prices of one share of the common stock of United Rentals from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of United Rentals on June 23, 2021 was $308.12.

Historical Performance of United Rentals, Inc.
Price ($)
400
350
300
250
200
150
100
50
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-16
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Principal Financial Group, Inc. (“Principal Financial”)

According to its publicly available filings with the SEC, Principal Financial is an investment management company offering businesses, individuals and institutional clients a range of financial products and services, including retirement, asset management and insurance. The common stock of Principal Financial, par value $0.01 per share, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Principal Financial in the accompanying product supplement. Principal Financial’s SEC file number is 001-16725.

Historical Information Regarding the Common Stock of Principal Financial

The following graph sets forth the historical performance of the common stock of Principal Financial based on the weekly historical closing prices of one share of the common stock of Principal Financial from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Principal Financial on June 23, 2021 was $62.25.

Historical Performance of Principal Financial Group, Inc.
Price ($)
80
70
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

Brunswick Corporation (“Brunswick”)

According to its publicly available filings with the SEC, Brunswick designs, manufactures and markets recreational marine products, including marine propulsion products, parts and accessories, and boat brands and operate service and shared access businesses. The common stock of Brunswick, par value $0.75 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Brunswick in the accompanying product supplement. Brunswick’s SEC file number is 001-01043.

Historical Information Regarding the Common Stock of Brunswick

The following graph sets forth the historical performance of the common stock of Brunswick based on the weekly historical closing prices of one share of the common stock of Brunswick from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Brunswick on June 23, 2021 was $96.32.

Historical Performance of Brunswick Corporation
140
120
100
80
60
40
20
0
Price ($)
Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-17
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Eaton Corporation plc (“Eaton”)

According to its publicly available filings with the SEC, Eaton, an Irish company, is a power management company. The ordinary shares of Eaton, par value $0.01 per share, are listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Eaton in the accompanying product supplement. Eaton’s SEC file number is 000-54863.

Historical Information Regarding the Ordinary Shares of Eaton

The following graph sets forth the historical performance of the ordinary shares of Eaton based on the weekly historical closing prices of one ordinary share of Eaton from January 8, 2016 through June 18, 2021. The closing price of one ordinary share of Eaton on June 23, 2021 was $144.41.

Historical Performance of Eaton Corporation plc
160
140
120
100
80
60
40
20
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

The Bank of New York Mellon Corporation (“BNY Mellon”)

According to its publicly available filings with the SEC, BNY Mellon manages and services assets for financial institutions, corporations and individual investors. The common stock of BNY Mellon, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of BNY Mellon in the accompanying product supplement. BNY Mellon’s SEC file number is 001-35651.

Historical Information Regarding the Common Stock of BNY Mellon

The following graph sets forth the historical performance of the common stock of BNY Mellon based on the weekly historical closing prices of one share of the common stock of BNY Mellon from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of BNY Mellon on June 23, 2021 was $49.37.

Historical Performance of The Bank of New York Mellon Corporation
Price ($)
70
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-18
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Eastman Chemical Company (“Eastman”)

According to its publicly available filings with the SEC, Eastman is a global specialty materials company. The common stock of Eastman, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Eastman in the accompanying product supplement. Eastman’s SEC file number is 001-12626.

Historical Information Regarding the Common Stock of Eastman

The following graph sets forth the historical performance of the common stock of Eastman based on the weekly historical closing prices of one share of the common stock of Eastman from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Eastman on June 23, 2021 was $117.06.

Historical Performance of Eastman Chemical Company
Price ($)
140
120
100
80
60
40
20
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

Oshkosh Corporation (“Oshkosh”)

According to its publicly available filings with the SEC, Oshkosh is a designer, manufacturer and marketer of access equipment, specialty vehicles and truck bodies for the primary markets of access equipment, defense, fire & emergency, refuse hauling, concrete placement as well as airport services. The common stock of Oshkosh, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Oshkosh in the accompanying product supplement. Oshkosh’s SEC file number is 001-31371.

Historical Information Regarding the Common Stock of Oshkosh

The following graph sets forth the historical performance of the common stock of Oshkosh based on the weekly historical closing prices of one share of the common stock of Oshkosh from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Oshkosh on June 23, 2021 was $121.70.

Historical Performance of Oshkosh Corporation
160
140
120
100
80
60
40
20
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-19
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Unum Group (“Unum”)

According to its publicly available filings with the SEC, Unum is a provider of financial protection benefits in the United States and the United Kingdom, whose products include disability, life, accident, critical illness, dental and vision and other related se.  The common stock of Unum, par value $0.10 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Unum in the accompanying product supplement.  Unum’s SEC file number is 001-11294.

Historical Information Regarding the Common Stock of Unum

The following graph sets forth the historical performance of the common stock of Unum based on the weekly historical closing prices of one share of the common stock of Unum from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Unum on June 23, 2021 was $27.86.

Historical Performance of Unum Group
70
60
50
40
30
20
10
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

M&T Bank Corporation (“M&T Bank”)

According to its publicly available filings with the SEC, M&T Bank offers a range of retail and commercial banking, trust and wealth management and investment services to its customers. The common stock of M&T Bank, par value $0.50 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of M&T Bank in the accompanying product supplement. M&T Bank’s SEC file number is 001-09861.

Historical Information Regarding the Common Stock of M&T Bank

The following graph sets forth the historical performance of the common stock of M&T Bank based on the weekly historical closing prices of one share of the common stock of M&T Bank from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of M&T Bank on June 23, 2021 was $146.62.

Historical Performance of M&T Bank Corporation

250
200
150
100
50
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21

Source: Bloomberg

JPMorgan Structured Investments —	PS-20
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Celanese Corporation (“Celanese”)

According to its publicly available filings with the SEC, Celanese is a chemical and specialty materials company. The common stock of Celanese, par value $0.0001 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Celanese in the accompanying product supplement. Celanese’s SEC file number is 001-32410.

Historical Information Regarding the Common Stock of Celanese

The following graph sets forth the historical performance of the common stock of Celanese based on the weekly historical closing prices of one share of the common stock of Celanese from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Celanese on June 23, 2021 was $148.75.

Historical Performance of Celanese Corporation
180
160
140
120
100
80
60
40
20
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

AMETEK, Inc. (“AMETEK”)

According to its publicly available filings with the SEC, AMETEK is a manufacturer of electronic instruments and electromechanical devices. The common stock of AMETEK, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of AMETEK in the accompanying product supplement. AMETEK’s SEC file number is 001-12981.

Historical Information Regarding the Common Stock of AMETEK

The following graph sets forth the historical performance of the common stock of AMETEK based on the weekly historical closing prices of one share of the common stock of AMETEK from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of AMETEK on June 23, 2021 was $133.28.

Historical Performance of AMETEK, Inc.
Price ($)
160
140
120
100
80
60
40
20
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-21
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

LyondellBasell Industries N.V. (“LyondellBasell”)

According to its publicly available filings with the SEC, LyondellBasell, a Dutch company, is an independent chemical company. The ordinary shares of LyondellBasell, par value €0.04 per share, are listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of LyondellBasell in the accompanying product supplement. LyondellBasell’s SEC file number is 001-34726.

Historical Information Regarding the Ordinary Shares of LyondellBasell

The following graph sets forth the historical performance of the ordinary shares of LyondellBasell based on the weekly historical closing prices of one ordinary share of LyondellBasell from January 8, 2016 through June 18, 2021. The closing price of one ordinary share of LyondellBasell on June 23, 2021 was $103.34.

Historical Performance of LyondellBasell Industries N.V.

140
120
100
80
60
40
20
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21

Source: Bloomberg

NOV Inc. (“NOV”)

According to its publicly available filings with the SEC, NOV is an independent equipment and technology provider to the global energy industry. The common stock of NOV, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of NOV in the accompanying product supplement. NOV’s SEC file number is 001-12317.

Historical Information Regarding the Common Stock of NOV

The following graph sets forth the historical performance of the common stock of NOV based on the weekly historical closing prices of one share of the common stock of NOV from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of NOV on June 23, 2021 was $15.06.

Historical Performance of NOV Inc.
Price ($)
50
45
40
35
30
25
20
15
10
5
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-22
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

WEX Inc. (“WEX”)

According to its publicly available filings with the SEC, WEX is a financial technology service provider, offering fleet vehicle payment processing services, corporate purchasing and payment capabilities that can be integrated with its customers’ internal systems and healthcare payment products and software-as-a-service platforms. The common stock of WEX, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of WEX in the accompanying product supplement. WEX’s SEC file number is 001-32426.

Historical Information Regarding the Common Stock of WEX

The following graph sets forth the historical performance of the common stock of WEX based on the weekly historical closing prices of one share of the common stock of WEX from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of WEX on June 23, 2021 was $197.97.

Historical Performance of WEX Inc.
Price ($)
250
200
150
100
50
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

ManpowerGroup Inc. (“ManpowerGroup”)

According to its publicly available filings with the SEC, ManpowerGroup offers a range of workforce solutions and services. The common stock of ManpowerGroup, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of ManpowerGroup in the accompanying product supplement. ManpowerGroup’s SEC file number is 001-10686.

Historical Information Regarding the Common Stock of ManpowerGroup

The following graph sets forth the historical performance of the common stock of ManpowerGroup based on the weekly historical closing prices of one share of the common stock of ManpowerGroup from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of ManpowerGroup on June 23, 2021 was $118.07.

Historical Performance of ManpowerGroup Inc.
160
140
120
100
80
60
40
20
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-23
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Affiliated Managers Group, Inc. (“Affiliated Managers Group”)

According to its publicly available filings with the SEC, Affiliated Managers Group is a partner to independent active investment management firms. The common stock of Affiliated Managers Group, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Affiliated Managers Group in the accompanying product supplement. Affiliated Manger Group’s SEC file number is 000-13459.

Historical Information Regarding the Common Stock of Affiliated Managers Group

The following graph sets forth the historical performance of the common stock of Affiliated Managers Group based on the weekly historical closing prices of one share of the common stock of Affiliated Managers Group from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Affiliated Managers Group on June 23, 2021 was $152.56.

Historical Performance of Affiliated Managers Group, Inc.
250
200
150
100
50
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

TechnipFMC plc (“TechnipFMC”)

According to its publicly available filings with the SEC, TechnipFMC plc, a U.K. company, operates in the energy industry, delivering projects, products, technologies and services. On January 16, 2017, in connection with a business combination among FMC Technologies, Inc., Technip S.A. and TechnipFMC plc, Technip S.A. merged with and into TechnipFMC plc and a wholly owned indirect subsidiary of TechnipFMC plc merged with and into the FMC Technologies, Inc., with FMC Technologies, Inc. surviving as a wholly owned subsidiary of TechnipFMC plc. The ordinary shares of TechnipFMC, par value $1.00 per share, are listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of TechnipFMC in the accompanying product supplement. TechnipFMC’s SEC file number is 001-37983.

Historical Information Regarding the Common Stock of FMC Technologies, Inc. and the Ordinary Shares of TechnipFMC

The following graph sets forth the historical performance of the common stock of FMC Technologies, Inc., par value $0.01 per share, based on the weekly historical closing prices of one share of the common stock of FMC Technologies, Inc. from January 8, 2016 through January 13, 2017 and the ordinary shares of TechnipFMC based on the weekly historical closing prices of one ordinary share from January 20, 2017 through June 18, 2021. The closing price of one ordinary share of TechnipFMC on June 23, 2021 was $9.23.

JPMorgan Structured Investments —	PS-24
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Historical Performance of FMC Technologies, Inc. and TechnipFMC plc†
Price ($)
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

†The vertical dotted line in the graph indicates January 17, 2017. In the graph, the performance to the left of the vertical dotted line reflects the common stock of FMC Technologies, Inc. and the performance to the right of the vertical dotted line reflects the ordinary shares of TechnipFMC.

KBR, Inc. (“KBR”)

According to its publicly available filings with the SEC, KBR delivers scientific, technology and engineering solutions to governments and companies around the world. The common stock of KBR, par value $0.001 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of KBR in the accompanying product supplement. KBR’s SEC file number is 001-33146.

Historical Information Regarding the Common Stock of KBR

The following graph sets forth the historical performance of the common stock of KBR based on the weekly historical closing prices of one share of the common stock of KBR from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of KBR on June 23, 2021 was $37.31.

Historical Performance of KBR, Inc.
Price ($)
45
40
35
30
25
20
15
10
5
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-25
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Jefferies Financial Group Inc. (“Jefferies”)

According to its publicly available filings with the SEC, Jefferies is engaged in investment banking and capital markets, asset management and direct investing. The common shares of Jefferies, par value $1.00 per share, are listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Jefferies in the accompanying product supplement. Jefferies’ SEC file number is 001-05721.

Historical Information Regarding the Common Shares of Jefferies

The following graph sets forth the historical performance of the common shares of Jefferies based on the weekly historical closing prices of one common share of Jefferies from January 8, 2016 through June 18, 2021. The closing price of one common share of Jefferies on June 23, 2021 was $30.70.

Historical Performance of Jefferies Financial Group Inc.
Price ($)
40
35
30
25
20
15
10
5
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

American Equity Investment Life Holding Company (“American Equity”)

According to its publicly available filings with the SEC, American Equity is engaged in the development and sale of fixed index and fixed rate annuity products. The common stock of American Equity, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of American Equity in the accompanying product supplement. American Equity’s SEC file number is 001-31911.

Historical Information Regarding the Common Stock of American Equity

The following graph sets forth the historical performance of the common stock of American Equity based on the weekly historical closing prices of one share of the common stock of American Equity from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of American Equity on June 23, 2021 was $31.95.

Historical Performance of American Equity Investment Life Holding Company
Price ($)
40
35
30
25
20
15
10
5
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-26
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Flowserve Corporation (“Flowserve”)

According to its publicly available filings with the SEC, Flowserve is a manufacturer and aftermarket service provider of flow control systems. The common stock of Flowserve, par value $1.25 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Flowserve in the accompanying product supplement. Flowserve’s SEC file number is 001-3179.

Historical Information Regarding the Common Stock of Flowserve

The following graph sets forth the historical performance of the common stock of Flowserve based on the weekly historical closing prices of one share of the common stock of Flowserve from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Flowserve on June 23, 2021 was $40.60.

Historical Performance of Flowserve Corporation
60
50
40
30
20
10
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

The Timken Company (“Timken”)

According to its publicly available filings with the SEC, Timken designs and manages engineered bearings and power transmission products and related services. The common shares of Timken, no par value, are listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Timken in the accompanying product supplement. Timken’s SEC file number is 001-01169.

Historical Information Regarding the Common Shares of Timken

The following graph sets forth the historical performance of the common shares of Timken based on the weekly historical closing prices of one common share of Timken from January 8, 2016 through June 18, 2021. The closing price of one common share of Timken on June 23, 2021 was $79.71.

Historical Performance of The Timken Company
Price ($)
100
90
80
70
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-27
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Nabors Industries Ltd. (“Nabors”)

According to its publicly available filings with the SEC, Nabors, a Bermuda company, is a drilling contractor that owns and operates a fleet of land-based drilling rigs and provides offshore rigs in the United States and several international markets and directional drilling services, tubular running services, performance tools, and other technologies for its own rig fleet and those operated by third parties. The common shares of Nabors, par value $0.05 per share, are listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Nabors in the accompanying product supplement. Nabors’ SEC file number is 001-32657.

Historical Information Regarding the Common Shares of Nabors

The following graph sets forth the historical performance of the common shares of Nabors based on the weekly historical closing prices of one common share of Nabors from January 8, 2016 through June 18, 2021. The closing price of one common share of Nabors on June 23, 2021 was $118.44.

Historical Performance of Nabors Industries Ltd.
Price ($)
1,000
900
800
700
600
500
400
300
200
100
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

Allegheny Technologies Incorporated (“ATI”)

According to its publicly available filings with the SEC, ATI is a specialty materials and components company. The common stock of ATI, par value $0.10 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of ATI in the accompanying product supplement. ATI’s SEC file number is 001-12001.

Historical Information Regarding the Common Stock of ATI

The following graph sets forth the historical performance of the common stock of ATI based on the weekly historical closing prices of one share of the common stock of ATI from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of ATI on June 23, 2021 was $21.33.

Historical Performance of Allegheny Technologies Incorporated
35
30
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-28
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Woodward, Inc. (“Woodward”)

According to its publicly available filings with the SEC, Woodward is a designer, manufacturer and service provider of control solutions for the aerospace and industrial markets. The common stock of Woodward, par value $0.001455 per share, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Woodward in the accompanying product supplement. Woodward’s SEC file number is 000-08408.

Historical Information Regarding the Common Stock of Woodward

The following graph sets forth the historical performance of the common stock of Woodward based on the weekly historical closing prices of one share of the common stock of Woodward from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Woodward on June 23, 2021 was $121.25.

Historical Performance of Woodward, Inc.
Price ($)
140
120
100
80
60
40
20
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

Prosperity Bancshares, Inc.® (“Prosperity”)

According to its publicly available filings with the SEC, Prosperity provides an array of financial products and services to businesses and consumers throughout Texas and Oklahoma. The common stock of Prosperity, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Prosperity in the accompanying product supplement. Prosperity’s SEC file number is 001-35388.

Historical Information Regarding the Common Stock of Prosperity

The following graph sets forth the historical performance of the common stock of Prosperity based on the weekly historical closing prices of one share of the common stock of Prosperity from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Prosperity on June 23, 2021 was $71.40.

Historical Performance of Prosperity Bancshares, Inc.®
Price ($)
90
80
70
60
50
40
30
20
10
0
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-29
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Umpqua Holdings Corporation (“Umpqua”)

According to its publicly available filings with the SEC, Umpqua provides a range of banking, wealth management, mortgage and other financial services to corporate, institutional, and individual customers. The common stock of Umpqua, no par value, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Umpqua in the accompanying product supplement. Umpqua’s SEC file number is 001-34624.

Historical Information Regarding the Common Stock of Umpqua

The following graph sets forth the historical performance of the common stock of Umpqua based on the weekly historical closing prices of one share of the common stock of Umpqua from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Umpqua on June 23, 2021 was $18.44.

Historical Performance of Umpqua Holdings Corporation
30
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Source: Bloomberg

Dana Incorporated (“Dana”)

According to its publicly available filings with the SEC, Dana provides power-conveyance and energy-management solutions for vehicles and machinery. The common stock of Dana, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Dana in the accompanying product supplement. Dana’s SEC file number is 001-01063.

Historical Information Regarding the Common Stock of Dana

The following graph sets forth the historical performance of the common stock of Dana based on the weekly historical closing prices of one share of the common stock of Dana from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Dana on June 23, 2021 was $23.74.

Historical Performance of Dana Incorporated
40
35
30
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
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Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-30
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Trinity Industries, Inc. (“Trinity”)

According to its publicly available filings with the SEC, Trinity is a provider of railcar products and services in North America. The common stock of Trinity, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Trinity in the accompanying product supplement. Trinity’s SEC file number is 001-06903.

Historical Information Regarding the Common Stock of Trinity

The following graph sets forth the historical performance of the common stock of Trinity based on the weekly historical closing prices of one share of the common stock of Trinity from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Trinity on June 23, 2021 was $26.80.

Historical Performance of Trinity Industries, Inc.
35
30
25
20
15
10
5
0
Price ($)
Jan-16
Jul-16
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Jan-21
Source: Bloomberg

Patterson-UTI Energy, Inc. (“Patterson-UTI”)

According to its publicly available filings with the SEC, Patterson-UTI is an oilfield services company that primarily owns and operates a fleet of land-based drilling rigs and pressure pumping equipment. The common stock of Patterson-UTI, par value $0.01 per share, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Patterson-UTI in the accompanying product supplement. Patterson-UTI’s SEC file number is 001-39270.

Historical Information Regarding the Common Stock of Patterson-UTI

The following graph sets forth the historical performance of the common stock of Patterson-UTI based on the weekly historical closing prices of one share of the common stock of Patterson-UTI from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Patterson-UTI on June 23, 2021 was $10.65.

Historical Performance of Patterson-UTI Energy, Inc.
35
30
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20
15
10
5
0
Price ($)
Jan-16
Jul-16
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Jan-20
Jul-20
Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-31
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

EnerSys

According to its publicly available filings with the SEC, Enersys is a manufacturer, marketer and distributor of industrial batteries, which also manufactures, markets and distributes products, such as battery chargers, power equipment, battery accessories and outdoor cabinet enclosures. The common stock of Enersys, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Enersys in the accompanying product supplement. Enersys’ SEC file number is 001-32253.

Historical Information Regarding the Common Stock of EnerSys

The following graph sets forth the historical performance of the common stock of EnerSys based on the weekly historical closing prices of one share of the common stock of EnerSys from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of EnerSys on June 23, 2021 was $95.75.

Historical Performance of EnerSys
120
100
80
60
40
20
0
Price ($)
Jan-16
Jul-16
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Jan-21
Source: Bloomberg

CNO Financial Group, Inc. (“CNO”)

According to its publicly available filings with the SEC, CNO operates insurance companies throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products. The common stock of CNO, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of CNO in the accompanying product supplement. CNO’s SEC file number is 001-31792.

Historical Information Regarding the Common Stock of CNO

The following graph sets forth the historical performance of the common stock of CNO based on the weekly historical closing prices of one share of the common stock of CNO from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of CNO on June 23, 2021 was $23.36.

Historical Performance of CNO Financial Group, Inc.
Price ($)
30
25
20
15
10
5
0
Jan-16
Jul-16
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Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-32
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

American Axle & Manufacturing Holdings, Inc. (“AAM”)

According to its publicly available filings with the SEC, AAM is a supplier to the automotive industry that designs, engineers and manufactures driveline and metal forming products. The common stock of AAM, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of AAM in the accompanying product supplement. AAM’s SEC file number is 001-14303.

Historical Information Regarding the Common Stock of AAM

The following graph sets forth the historical performance of the common stock of AAM based on the weekly historical closing prices of one share of the common stock of AAM from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of AAM on June 23, 2021 was $11.03.

Historical Performance of American Axle & Manufacturing Holdings, Inc.
Price ($)
25
20
15
10
5
0
Jan-16
Jul-16
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Jan-21
Source: Bloomberg

Vishay Intertechnology, Inc. (“Vishay”)

According to its publicly available filings with the SEC, Vishay manufactures a portfolio of discrete semiconductors and passive electronic components that support the automotive, industrial, computing, consumer, telecommunications, military, aerospace and medical markets. The common stock of Vishay, par value $0.10 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Vishay in the accompanying product supplement. Vishay’s SEC file number is 001-07416.

Historical Information Regarding the Common Stock of Vishay

The following graph sets forth the historical performance of the common stock of Vishay based on the weekly historical closing prices of one share of the common stock of Vishay from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Vishay on June 23, 2021 was $21.34.

Historical Performance of Vishay Intertechnology, Inc.
Price ($)
30
25
20
15
10
5
0
Jan-16
Jul-16
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Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-33
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Cabot Corporation (“Cabot”)

According to its publicly available filings with the SEC, Cabot is a specialty chemicals and performance materials company and its principal products are rubber and specialty grade carbon blacks, specialty compounds, fumed metal oxides, activated carbons, inkjet colorants and aerogel. The common stock of Cabot, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Cabot in the accompanying product supplement. Cabot’s SEC file number is 001-05667.

Historical Information Regarding the Common Stock of Cabot

The following graph sets forth the historical performance of the common stock of Cabot based on the weekly historical closing prices of one share of the common stock of Cabot from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Cabot on June 23, 2021 was $57.27.

Historical Performance of Cabot Corporation
80
70
60
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20
10
0
Price ($)
Jan-16
Jul-16
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Source: Bloomberg

Worthington Industries, Inc. (“Worthington”)

According to its publicly available filings with the SEC, Worthington is primarily a metals manufacturing company, focused on steel processing and manufactured metal products. The common shares of Worthington, no par value, are listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Worthington in the accompanying product supplement. Worthington’s SEC file number is 001-08399.

Historical Information Regarding the Common Shares of Worthington

The following graph sets forth the historical performance of the common shares of Worthington based on the weekly historical closing prices of one common share of Worthington from January 8, 2016 through June 18, 2021. The closing price of one common share of Worthington on June 23, 2021 was $58.26.

Historical Performance of Worthington Industries, Inc.
80
70
60
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10
0
Price ($)
Jan-16
Jul-16
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Jan-21
Source: Bloomberg

JPMorgan Structured Investments —	PS-34
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Columbia Banking System, Inc. (“Columbia”)

According to its publicly available filings with the SEC, Columbia provides a range of banking services to small and medium-sized businesses, professionals and individuals throughout Washington, Oregon and Idaho. The common stock of Columbia, no par value, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Columbia in the accompanying product supplement. Columbia’s SEC file number is 000-20288.

Historical Information Regarding the Common Stock of Columbia

The following graph sets forth the historical performance of the common stock of Columbia based on the weekly historical closing prices of one share of the common stock of Columbia from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Columbia on June 23, 2021 was $39.30.

Historical Performance of Columbia Banking System, Inc.
60
50
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0
Price ($)
Jan-16
Jul-16
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Source: Bloomberg

BancorpSouth Bank (“BancorpSouth”)

According to its publicly available filings with the SEC, BancorpSouth conducts commercial banking and financial services operations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee, Texas and Illinois. The common stock of BancorpSouth, par value $2.50 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of BancorpSouth in the accompanying product supplement. BancorpSouth’s FDIC certificate number is 11813.

Historical Information Regarding the Common Stock of BancorpSouth

The following graph sets forth the historical performance of the common stock of BancorpSouth based on the weekly historical closing prices of one share of the common stock of BancorpSouth from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of BancorpSouth on June 23, 2021 was $28.55.

Historical Performance of BancorpSouth Bank
Price ($)
40
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0
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Source: Bloomberg

JPMorgan Structured Investments —	PS-35
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

Century Aluminum Company (“Century”)

According to its publicly available filings with the SEC, Century is a producer of primary aluminum and operates aluminum reduction facilities, or smelters, in the United States and Iceland. The common stock of Century, par value $0.01 per share, is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Century in the accompanying product supplement. Century’s SEC file number is 001-34474.

Historical Information Regarding the Common Stock of Century

The following graph sets forth the historical performance of the common stock of Century based on the weekly historical closing prices of one share of the common stock of Century from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Century on June 23, 2021 was $12.31.

Historical Performance of Century Aluminum Company
30
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0
Price ($)
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Source: Bloomberg

Oil States International, Inc. (“Oil States”)

According to its publicly available filings with the SEC, Oil States is a provider of manufactured products and services used in the drilling, completion, subsea, production and infrastructure sectors of the oil and natural gas industry. The common stock of Oil States, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Oil States in the accompanying product supplement. Oil States’ SEC file number is 001-16337.

Historical Information Regarding the Common Stock of Oil States

The following graph sets forth the historical performance of the common stock of Oil States based on the weekly historical closing prices of one share of the common stock of Oil States from January 8, 2016 through June 18, 2021. The closing price of one share of the common stock of Oil States on June 23, 2021 was $8.28.

Historical Performance of Oil States International, Inc.
Price ($)
45
40
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0
Jan-16
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Source: Bloomberg

JPMorgan Structured Investments —	PS-36
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation

The Estimated Value of the Notes

The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary Market Prices of the Notes Will Be Impacted by Many Economic and Market Factors” in this pricing supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period.”

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” and “Hypothetical Examples of Amount Payable at Maturity” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket and the Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

Supplemental Plan of Distribution

We expect that delivery of the notes will be made against payment for the notes on or about the Original Issue Date set forth on the front cover of this pricing supplement, which will be the third business day following the Pricing Date of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be

JPMorgan Structured Investments —	PS-37
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the Notes and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.

JPMorgan Structured Investments —	PS-38
Return Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation